                                                 Weighted Average
                                                      Shares              Earnings Per
                                   Net Income      Outstanding               Share
                                   ---------     ----------------         ------------
1997

Basic                              $ 37,514            23,708               $   1.58

Effect of Dilution:

Options                                                   773
Convertible Debt                        153               170
                                   --------            ------               --------
Diluted                            $ 37,667            24,651               $   1.53
                                   ========            ======               ========

1996

Basic                              $ 24,717            20,060               $   1.23

Effect of Dilution:

Contingently Issuable Shares                              171
Options                                                   256
Convertible Debt                        153               170
                                   --------            ------               --------
Diluted                            $ 24,870            20,657               $   1.20
                                   ========            ======               ========
1995

Basic                              $ 18,590 <F1>       18,255               $   1.02

Effect of Dilution:

Options                                                   344
                                   --------            ------               --------
Diluted                            $ 18,590 <F1>       18,599               $   1.00
                                   ========            ======               ========

<F1>  Before extraordinary loss on early extinguishment of debt (net of tax).